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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation of our report, relating to the consolidated financial statements of Entravision Communications Corporation, dated February 8, 2002, included in this Form 10-K into of Univision Communications Inc., the previously filed Registration Statements of Univision Communications Inc. on Form S-8 File Nos. 333-34559, 333-47017, 333-56794 and Form S-3 File No. 333-57712.

/s/ MCGLADREY & PULLEN, LLP

Pasadena, California March 26, 2002

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  Exhibit 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS